
<ARTICLE>                  5

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         MAR-31-1997
<CASH>                                               273,412
<SECURITIES>                                         1,442,676
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       29,078,258<F1>
<CURRENT-LIABILITIES>                                167,520<F2>
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           28,910,738
<TOTAL-LIABILITY-AND-EQUITY>                         29,078,258
<SALES>                                              000
<TOTAL-REVENUES>                                     100,536<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     425,888<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (2,247,908)<F5>
<EPS-PRIMARY>                                        (60.98)
<EPS-DILUTED>                                        000

<F1>Included in total assets: Investments in Local Limited Partnerships of
$26,813,245, Restricted cash of $503,031, Organizational costs, net of $19,167 and other assets of $26,727.
<F2> Liabilities include Accounts payable to affiliate of $128,791 and
Accrued expenses of $38,729.
<F3>Total revenue includes: Investment of $81,930 and Other of $18,606.
<F4>Included in Other Expenses: Asset Management fees of $193,635, General and
Administrative of $195,069, and Amortization of $37,184.
<F5>Net loss includes:  Equity in losses of Local Limited Partnerships of
$1,922,556.

